Exhibit 10.5

Execution Version

LIMITED WAIVER AND FIFTH AMENDMENT to LOAN AND SECURITY AGREEMENT

This LIMITED WAIVER AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of September 17, 2023, by and among RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, RUBICON GLOBAL, LLC, a Delaware limited liability company, CLEANCO LLC, a New Jersey limited liability company, CHARTER WASTE MANAGEMENT, INC., a Delaware corporation, RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (each individually as a “Borrower”, and collectively as “Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (“Parent”), MIZZEN CAPITAL, LP, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender, constituting the Required Lenders.

RECITALS

A. Agent, Lenders, Borrowers and Parent have entered into that certain Loan and Security Agreement dated as of December 22, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Borrower Representative has informed Agent that certain Defaults and/or Events of Default have arisen prior to the date hereof due to (i) Borrower Representative’s failure to deliver a Deposit Account Control Agreement in connection with a certain Deposit Account of Borrower Representative in which cash collateral is held to secure certain credit card or other similar cash management services (such Deposit Account, the “Subject Account”) that resulted in a breach of Section 5.14(a) of the Credit Agreement, which is an Event of Default under Section 10.1(a)(ii) of the Credit Agreement, (ii) Borrower Representative’s incurrence of Debt in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management or merchant services, in each case, incurred in the Ordinary Course of Business in connection with the Subject Account that resulted in a breach of Section 5.1 of the Credit Agreement, which is an Event of Default under Section 10.1(a)(ii) of the Credit Agreement, and (iii) Borrower Representative permitting a Lien to exist on the Subject Account that resulted in a breach of Section 5.2 of the Credit Agreement, which is an Event of Default under Section 10.1(a)(ii) of the Credit Agreement (such existing Defaults and Events of Default are collectively referred to herein as the “Existing Defaults”).

C. In connection with the Existing Defaults, certain Defaults and/or Events of Default may have arisen prior to the date hereof pursuant to (i) Section 10.1(a)(ii) of the Credit Agreement solely to the extent resulting from Borrower Representative’s non-compliance with the notice requirements set forth in Section 4.9(b)(ii) of the Credit Agreement with respect to the Existing Defaults, (ii) Section 10.1(c) of the Credit Agreement solely to the extent resulting from any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document that was incorrect in any respect (or in any material respect if such representation, warranty, certification or statement was not by its terms already qualified as to materiality or Material Adverse Effect) when made (or deemed made) with respect to the Existing Defaults, and (iii) Section 10.1(p) of the Credit Agreement solely to the extent resulting from any event of default under the Revolving Loan Financing Documents or the Avenue Term Loan Financing Documents with respect to the Existing Defaults (the Existing Defaults together with the Defaults and Events of Default in the foregoing clauses (i) through (iii) are collectively referred to herein as the “Subject Defaults”).

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D. Borrower Representative has requested, and Agent and the Lenders party hereto, which collectively constitute at least the Required Lenders, have agreed, to, inter alia, (i) waive the Subject Defaults and (ii) amend certain provisions of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and Parent hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Conditional Limited Waiver. At the request of and as an accommodation to the Credit Parties, subject to the terms and conditions set forth herein, including without limitation the conditions set forth in Section 5 hereof, Agent and the Lenders party hereto, which collectively constitute at least the Required Lenders, hereby waive the Subject Defaults. The conditional limited waivers set forth in this Section 2 are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) constitute a consent to or waiver of any past, present or future Default or Event of Default (other than the Subject Defaults) or other violation of any provisions of the Credit Agreement or any other Financing Documents; (d) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit, or (e) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

““Credit Card Cash Collateral Account” means, collectively, each segregated Deposit Account from time to time identified to Agent in writing by the Borrower Representative for the sole purpose of securing the Credit Parties’ obligations under clause (n) of the definition Permitted Debt and containing only such cash or Cash Equivalents that have been required to be pledged to secure such obligations of Credit Parties; provided, that the aggregate amount of cash or Cash Equivalents deposited in all such Credit Card Cash Collateral Account(s) does not, at any time, exceed $3,500,000 in the aggregate.”

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(b) The definition of “Excluded Accounts” in Section 1.1 of the Original Credit Agreement is hereby amended and restated as follows:

“Excluded Accounts” means (a) segregated Deposit Accounts into which there is deposited no funds other than those intended solely to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Credit Party’s employees in the current period (which may be monthly or quarterly, as applicable), including amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees, (b) segregated Deposit Accounts constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees, (c) segregated Deposit Accounts constituting trust, fiduciary and escrow accounts in which there is not maintained at any point in time funds on deposit greater than $50,000 in the aggregate for all such accounts, (d) segregated Deposit Accounts or Securities Accounts holding cash or Cash Equivalents described in clauses (p) and (q) of the definition of Permitted Liens (and subject to the caps set forth therein); provided that the accounts described in clauses (a) through (d) above shall be used solely for the purposes described in such clauses, (e) Deposit Accounts or Securities Accounts constituting Credit Card Cash Collateral Accounts, (f) segregated Deposit Accounts consisting solely of all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (g) other Deposit Accounts or Securities Accounts to the extent that the aggregate balance held in such other Deposit Accounts or Securities Accounts does not exceed $50,000 at any time.

(c) The definition of “Permitted Debt” in Section 1.1 of the Original Credit Agreement is hereby amended by:

i. deleting the “and” at the end of clause (m) thereof;

ii. adding the following new clause (n) in the appropriate alphabetical order therein; and

“(n) Debt secured solely by cash collateral held in a Credit Card Cash Collateral Account, in an aggregate amount not to exceed $3,500,000 at any time outstanding, in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management or merchant services, in each case, incurred in the Ordinary Course of Business; and”

iii. renumbering the existing clause (n) as clause (o) therein.

(d) The definition of “Permitted Liens” in Section 1.1 of the Original Credit Agreement is hereby amended by:

i. deleting the “and” at the end of clause (u) thereof;

ii. adding the following new clause (v) in the appropriate alphabetical order therein; and

“(v) Liens solely in respect of the Credit Card Cash Collateral Account and amounts deposited therein not to exceed $3,500,000, to the extent securing obligations permitted pursuant to clause (n) of the definition of Permitted Debt; and”

iii. renumbering the existing clause (v) as clause (w) therein.

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(e) The definition of “Prepayment Event” in Section 1.1 of the Credit Agreement is hereby amended by:

i. deleting the “or” at the end of clause (c) thereof;

ii. adding an “or” at the end of clause (d) thereof; and

iii. adding the following new clause (e) in the appropriate alphabetical order therein.

“(e) the receipt by any Credit Party of any cash proceeds pursuant to or in relation of the Yorkville ELOC.”

(f) Section 5.5(e) of the Original Credit Agreement is hereby amended by adding the words “that would be adverse to the rights, interests or privileges of Agents or the Lenders” immediately following the words “referred to in clause (d) above”.

(g) Schedule 5.14 to the Original Credit Agreement is hereby amended and restated in its entirety with Schedule 5.14 attached hereto.

4. Representations and Warranties; Reaffirmation of Security Interest. Borrower Representative hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrowers as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date and except to the extent of the Subject Defaults. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Borrower Representative acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of the Borrowers, and are enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

(a) Borrowers and Parent shall have delivered to Agent this Agreement executed by an authorized officer of the Borrowers and Parent;

(b) all representations and warranties of the Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c) immediately prior (other than the Subject Defaults) to and immediately after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents;

(d) Agent shall have received this Agreement executed by each of the Lenders constituting at least the Required Lenders; and

(e) Agent shall have received executed counterparts of (i) a limited waiver and amendment to the Revolving Loan Credit Agreement and (ii) a limited waiver and amendment to the Avenue Term Loan Credit Agreement, in each case, in form and substance satisfactory to the Required Lenders.

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6. Costs and Fees. Borrower Representative agrees to promptly pay, or reimburse upon demand for, all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement, to the extent required by Section 13.14 of the Credit Agreement.

7. [Reserved].

8. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Except as specifically provided in Section 2 hereof, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9. Affirmation. Except as specifically amended pursuant to the terms hereof, Borrowers hereby acknowledge and agree that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

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(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIZZEN CAPITAL, LP

By: MIZZEN CAPITAL GP, LLC, its General Partner

	By:	/s/ Elizabeth H Karter
	Name:	Elizabeth H Karter
	Title:	Managing Partner

LENDER:	MIZZEN CAPITAL, LP

By: MIZZEN CAPITAL GP, LLC, its General Partner

	By:	/s/ Elizabeth H Karter
	Name:	Elizabeth H Karter
	Title:	Managing Partner

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LENDER:	STAR STRONG CAPITAL LLC

	By:	/s/ Spring Hollis
	Name:	Spring Hollis
	Title:	CEO

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CREDIT PARTIES:	RUBICON TECHNOLOGIES HOLDINGS, LLC
RUBICON TECHNOLOGIES INTERNATIONAL, INC.
RUBICON GLOBAL, LLC
CLEANCO LLC
CHARTER WASTE MANAGEMENT, INC.
RUBICON TECHNOLOGIES, INC.
RIVERROAD WASTE SOLUTIONS, INC.

	By:	/s/ Kevin Schubert
	Name:	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

[End of Signature Pages]

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Schedule 5.14 – Deposit Accounts and Securities Accounts

Mizzen / Rubicon / Limited Waiver and Fifth Amendment to Loan and Security Agreement